Exhibit 10.1

ARTISTDIRECT, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of ARTISTdirect, Inc. (the “Corporation”):

Optionee: Nicholas Turner

Grant Date: January 1, 2005

Vesting Commencement Date: January 1, 2005

Exercise Price: $0.79 per share

Number of Option Shares: 92,000 shares

Expiration Date: January 1, 2012

Type of Option:	☐	Incentive Stock Option

	☒	Non-Statutory Stock Option

Date Exercisable: None of the Option Shares are vested and exercisable on the Grant Date. The options shall become exercisable each month in equal installments over a twelve (12) month period measured from the Vesting Commencement Date.

Optionee and the Corporation hereby agree to be bound by all the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement. This Notice of Grant supercedes the prior Notice of Grant for 120,000 options to Optionee dated March 29, 2005 in its entirety.

DATED AS OF: April 29, 2005

ARTISTDIRECT, INC.

By:	/s/ Robert Weingarten
Name: Robert Weingarten
Title: CFO

By:	/s/ Nicholas Turner

Optionee: Nicholas Turner

Address:	20132 Pacific Coast Highway

Malibu CA 90265

ATTACHMENT:

EXHIBIT A - NON-STATUTORY STOCK OPTION AGREEMENT

EXHIBIT A

STOCK OPTION AGREEMENT

ARTISTDIRECT, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

RECITALS

A.                                   The Board, including a majority of the independent directors (as defined in Nasdaq Marketplace Rule 4200(a)(14)), of the Corporation and the Board’s Compensation Committee, comprised of a majority of independent directors, have approved a stock option grant to Optionee as an inducement material to Optionee’s employment with the Corporation.

B.                                     Optionee has not previously been an Employee or director of the Corporation, and the option evidenced by this Agreement (the “Option”) is granted to Optionee in order to attract and retain Optionee to serve the Corporation in the capacity of Chief Financial Officer.

C.                                     The Option is granted to Optionee in consideration of the services Optionee is to render the Corporation and not for any capital-raising purposes or in connection with any capital-raising activities.

D.                                    The Option is intended to be a Non-Statutory Option which does NOT satisfy the requirements of Section 422 of the Code.

E.                                      All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                   GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an Option to purchase up to the number of Option Shares specified in the Grant Notice attached hereto. The Option Shares shall be purchasable at any time or from time to time during the Option term specified in Paragraph 2 at the Exercise Price.

2.                   OPTION TERM. The Option shall have a term set forth in the Notice of Grant (“Expiration Date”) and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraphs 5 or 6.

3.                   LIMITED TRANSFERABILITY. The Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee or as otherwise set forth herein. However, the Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment or as set forth herein. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

4.                   DATES OF EXERCISE. The Option shall be exercisable in accordance with the Notice of Grant, and shall remain exercisable for all of the Option Shares as to which it has not been exercised until the Expiration Date or sooner termination of the Option term under Paragraphs 5 or 6.

5.                   CESSATION OF SERVICE. The Option term specified in Paragraph 2 shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

 (a)       Should Optionee cease Service by reason of an Involuntary Termination or Permanent Disability, then Optionee’s right to exercise the Option shall lapse, and the Option shall cease to be outstanding, upon the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Service, In no event, however, shall the Option be exercisable at any time after the Expiration Date. In the event that such Permanent Disability prevents Optionee from personally exercising the Option, the Option may be exercised by Optionee’s personal authorized representative to the same extent that Optionee could otherwise exercise the Option.

 (b)      Should Optionee cease Service on or prior to the two-year anniversary of the Grant Date for any reason other than (i) an Involuntary Termination, (ii) a termination for Cause or (iii) Optionee’s death or Permanent Disability, then Optionee’s right to exercise the Option shall lapse, and the Option shall cease to be outstanding, upon the earlier of (x) the expiration of the ninety (90)-day period measured from the date of Optionee’s cessation of Service or (y) the Expiration Date.

 (c)       Should Optionee cease Service after the two-year anniversary of the Grant Date for any reason other than (i) an Involuntary Termination, (ii) a termination for Cause or (iii) Optionee’s death or Permanent Disability, then Optionee’s right to exercise the Option shall lapse, and the Option shall cease to be outstanding, upon the earlier of (x) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Service or (y) the Expiration Date.

 (d)      Should Optionee’s Service be terminated for Cause, then the Option shall terminate immediately and cease to be outstanding.

 (e)       Should Optionee cease Service by reason of his death, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution or, if the Option has been transferred to a trust in accordance with the terms herein, the trustee of such trust, shall have the right to exercise the Option. Such right shall lapse, and the Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

 (f)         During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of Option Shares that are vested at the time of Optionee’s cessation of Service, except that, if Optionee ceases Service by reason of an Involuntary Termination, Optionee thereupon shall be deemed to be fully vested in all of the Option Shares. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised. However, the Option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not at that time vested (under the first sentence of this paragraph 5(f) or otherwise).

6.                   CORPORATE TRANSACTION

 (a)       The Option, to the extent outstanding at the time of a Corporate Transaction, shall automatically accelerate immediately prior to the effective date of such Corporate Transaction so that all of the Option Shares shall be deemed to be fully vested. No such acceleration of vesting of the Option shall occur, however, if and to the extent: (i) the Option is, in connection with the Corporate Transaction, to be assumed by the surviving or successor entity (or parent thereof) or (ii) the Option is to be replaced with a cash incentive program of the surviving or successor entity (or parent thereof) which provides Optionee with substantially equivalent economic benefits by preserving the spread existing at the time of the Corporate Transaction on the Option Shares for which the Option is not otherwise at that time vested (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Option vesting schedule set forth in the Grant Notice.

 (b)      Immediately following a Corporate Transaction, this Option shall terminate and cease to be outstanding, except to the extent assumed by the surviving or successor entity (or parent thereof) in connection with the Corporate Transaction.

 (c)       If the Option is assumed in connection with a Corporate Transaction, then the Option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price per share to provide that the aggregate Exercise Price shall remain the same as before such Corporate Transaction.

 (d)      To the extent the Option is to be assumed by the surviving or successor entity (or parent thereof) in connection with a Corporate Transaction, or a substitute option is issued to the Optionee as provided above, vesting of the Option shall not accelerate upon the occurrence of that Corporate Transaction, and the Option shall accordingly continue, over Optionee’s period of Service after the Corporate Transaction, to vest in one or more installments in accordance with the provisions of the Grant Notice, subject to acceleration upon an Involuntary Termination as provided in Paragraph 5(f) above.

 (e)       This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                   ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder appropriate adjustments shall be made to (i) the number and/or class of securities subject to the Option and (ii) the Exercise Price, but no change shall be made in the aggregate Exercise Price.

8.                   STOCKHOLDER RIGHTS. The holder of the Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.

9.                   MANNER OF EXERCISING OPTION.

 (a)       In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise for the number of Option Shares for which the Option is exercised.

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

 (A)                           cash or check made payable to the Corporation;

 (B)                             shares of Common Stock held by Optionee (or any other person or persons exercising the Option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

 (C)                             through a special sale and remittance procedure pursuant to which optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (a) to a brokerage firm, not arranged by and not having any pre-existing business relationship with the Corporation, to effect the immediate sale of all or some of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, not later than three (3) days after the Exercise Date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale

 (D)         through a “cashless exercise” in which the optionee may elect to receive shares equal to the value (as determined below) of this option (or the portion thereof being cancelled) by surrender of this option at the principal office of the Corporation together with the properly endorsed form in which event the Corporation shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)

A

 Where  X=                          the number of shares of Common Stock to be issued to the optionee

 Y=                              the number of shares of Common Stock purchasable under the option or, if only a portion of the option is being exercised, the portion of the option being exercised (at the date of such calculation)

 A=                            the market value of one share of the Corporation’s Common Stock (at the date of such calculation as determined by the closing price of the Common Stock on the date immediately prior to the Exercise Date)

 B=                              Purchase Price (as adjusted to the date of such calculation)

Except to the extent the sale and remittance procedure or the cashless exercise procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the Notice of Exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option.

(iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

(v)   Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

(b)           As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising the Option) a certificate for the purchased Option Shares.

(c)            In no event may the Option be exercised for any fractional shares.

10.             LOCK-UP. Optionee agrees that prior to the one-year anniversary of the Grant Date (or any earlier date upon which Optionee’s Service ceases by reason of an Involuntary Termination), he will not sell, make any short sale of, hedge, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Option Shares without the written consent of the Corporation’s Board.

11.             COMPLIANCE WITH LAWS AND REGULATIONS.

 (a)       The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market or other national market, if applicable, or the Over-The-Counter Bulletin Board) on which the Common Stock may be listed for trading at the time of such exercise and issuance. The Corporation and Optionee shall use reasonable efforts to comply with all such requirements of law and applicable regulations.

 (b)      The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

12.             SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate,

13.             GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

14.             NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15.             REGISTRATION RIGHTS. The Corporation shall file a registration statement on S-8 relating to the Option Shares and shall file any and all amendments to such registration statement in order that the Optionee may sell or otherwise transfer the Option Shares upon exercise to the fullest extent permitted under applicable federal and state securities laws.

EXHIBIT 1

NOTICE OF EXERCISE

I hereby notify ARTISTdirect, Inc. (the “Corporation”) that I elect to purchase                              shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $                                              per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me on                                        , 20     .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure or cashless exercise procedure specified in my agreement to effect payment of the Exercise Price.

, 20
Date

Optionee

Address:

Print name in exact manner it is to
appear on the stock certificate:

Address to which certificate is to be
sent, if different from address above:

Social Security Number:

Employee Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.            AGREEMENT shall mean this Stock Option Agreement.

B.              BOARD shall mean the Corporation’s Board of Directors.

C.              CAUSE shall mean Optionee is terminated because Optionee shall have (i) been convicted of, or pleaded nolo contendere to, any felony or lesser crime involving fraud, embezzlement or misappropriation of the property of the Corporation or any of its Subsidiaries; (ii) engaged in gross negligence or willful misconduct in the performance of Optionee’s duties hereunder that has resulted in material injury to the Corporation; (iii) materially and willfully breached any material provision hereof; or (iv) misappropriated for his own purpose and benefit any material property of Corporation or any Subsidiary or misappropriated for his own purpose and benefit, in violation of his fiduciary obligation to the Corporation, any material opportunity of the Corporation or any Subsidiary, Notwithstanding anything to the contrary contained herein, none of the events or circumstances described in clauses (ii), (iii) or (iv) above shall constitute “Cause” for purposes of this Agreement unless the Corporation gives Optionee written notice delineating the claimed event or circumstance and setting forth the Corporation’s intention to terminate Optionee’s employment if such claimed event or circumstance is not capable of remedy or is not duly remedied within thirty (30) days following such notice, if capable of remedy, and Optionee fails to remedy such event or circumstance within such thirty (30)-day period.

D.           CODE shall mean the Internal Revenue Code of 1986, as amended.

E.             COMMON STOCK, shall mean the Corporation’s common stock.

F.               CORPORATE TRANSACTION shall mean any of the following transactions effecting a change in control or ownership of the Corporation:

(i)     a stockholder-approved merger or consolidation in which the Corporation is merged into or consolidated with any other corporation or entity and immediately following consummation of the transaction the persons who held the Corporation’s capital stock immediately prior to such transaction hold less than an aggregate of fifty percent (50%) of the total combined voting power of the surviving entity’s outstanding securities, or

(ii)    a stockholder-approved sale, transfer or other disposition of all or substantially ail of the Corporation’s assets, or

(iii)   the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

G.              CORPORATION shall mean ARTISTdirect, Inc., a Delaware corporation,

H.             EMPLOYEE shall mean the Optionee in his capacity as an employee of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.                  EXERCISE DATE shall mean the date on which the Option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.                 EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

K.             EXPIRATION DATE shall mean the date on which the Option expires as specified in the Grant Notice.

L.               FAIR MARKET VALUE per share of Common Stock on any relevant date, for purposes of Paragraph 9 only, shall be determined in accordance with the following provisions:

(i)     If the Common Stock is at the time traded on the Nasdaq National or SmallCap Markets, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National or SmallCap Markets (or, if not listed on such market, any other national market) and published in The Wall Street Journal. If there are no selling prices quoted for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

(ii)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Compensation Committee to be the primary market for the Common Stock, as such prices are officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there are no selling prices quoted for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

(iii)   If the Common Stock is at the time traded on the over-the-counter market, then the Fair Market Value shall be the average of the closing bid prices over the 30-day period prior to the date in question, as such prices are reported on the Over The Counter Bulletin Board.

(iv)   If the Common Stock is not at the time traded on the over-the-counter market, a Stock Exchange or the Nasdaq National or SmallCap Markets, then the Fair Market Value shall be as determined in good faith by the Corporation’s Board of Directors.

M. GOOD REASON shall mean the occurrence of any of the following; (i) a material and substantial reduction in Optionee’s title, responsibilities or duties (including, but not limited to, any such reduction following a change in control of the Corporation); (ii) a reassignment of Optionee to a geographic location in excess of thirty-five (35) miles from the Corporation’s current principal offices; or (iii) a material breach by the Corporation of any of its obligations to Optionee hereunder, including, but not limited to, the Corporation’s failure to timely make any payment due to Optionee hereunder. Notwithstanding anything to the contrary contained herein, none of the foregoing events or circumstances shall constitute “Good Reason” for purposes of this Agreement unless Optionee gives the Corporation written notice delineating the claimed event or circumstance and setting forth Optionee’s intention to terminate his employment if such claimed event or circumstance is not capable of remedy or is not duly remedied within a reasonable period following such notice (not to exceed thirty (30) days), if capable of remedy, and the Corporation fails to remedy such event or circumstance within such reasonable period.

N.             GRANT DATE shall mean the date of grant of the Option as specified in the Grant Notice.

O.             GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

P.               INVOLUNTARY TERMINATION shall mean the termination of Optionee’s Service by reason of:

(i)                                     Optionee’s involuntary dismissal or discharge by the Corporation for reasons other than (X) for Cause or (Y) by reason of death or Permanent Disability, or

(ii)                                  Optionee’s voluntary resignation for Good Reason.

Q.             NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

R.              NOTICE OF EXERCISE shall mean the written notice of exercise in the form attached hereto as Exhibit 1.

S.               OPTION SHARES shall mean the number of shares of Common Stock subject to the Option as specified in the Grant Notice.

T.              OPTIONEE shall mean the person to whom the Option is granted as specified in the Grant Notice.

U.             PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.              PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

W.         SERVICE shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

X.             STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

Y.              SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.